Exhibit (a)(xvii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                           FEDERATED INSURANCE SERIES

                             Amendment No. 17 to the
                              DECLARATION OF TRUST
                            Dated September 15, 1993

Effective April 30, 2003, this Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

     Section 5. Establishment and Designation of Series or Class.

     Without  limiting  the  authority of the Trustees set forth in Article XII,
     Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                       Federated American Leaders Fund II
                                 Primary Shares
                                 Service Shares
                     Federated Capital Appreciation Fund II
                                 Primary Shares
                                 Service Shares
                        Federated Capital Income Fund II
                         Federated Equity Income Fund II
                Federated Fund for U.S. Government Securities II
                       Federated Growth Strategies Fund II
                       Federated High Income Bond Fund II
                                 Primary Shares
                                 Service Shares
                     Federated International Equity Fund II
                  Federated International Small Company Fund II
                           Federated Kaufmann Fund II
                                 Primary Shares
                                 Service Shares
                          Federated Prime Money Fund II
                         Federated Quality Bond Fund II
                                 Primary Shares
                                 Service Shares
                       Federated Total Return Bond Fund II

     The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of February 2003.

     WITNESS the due execution hereof this 13th day of February, 2003.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
J. Christopher Donahue              John S. Walsh